Exhibit 99.3

UNITED REFINING COMPANY

offer for all outstanding

10 1/2% Senior Notes due 2012

and the related guarantees

in exchange for

10 1/2% Senior Notes due 2012

and the related guarantees

which have been registered under

the Securities Act of 1933, as amended,

pursuant to the prospectus dated September     , 2007

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                      , 2007, UNLESS EXTENDED (SUCH TIME AND DATE, AS SO EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

United Refining Company, a Pennsylvania corporation (the “Issuer”), and certain subsidiaries of the Issuer (collectively the “Guarantors”) are making an offer, referred to as the exchange offer, to exchange an aggregate principal amount of up to $125,000,000 of the Issuer’s 10 1 /2% Senior Notes due 2012, including the guarantees thereof by the Guarantors, which have been registered under the Securities Act of 1933, as amended, (the “New Notes”), for a like principal amount of the Issuer’s outstanding 10 1/2% Senior Notes due 2012, including the guarantees thereof by the Guarantors (the “Old Notes”), upon the terms and subject to the conditions set forth in the prospectus dated September     , 2007 and in the related letter of transmittal. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given to them in the prospectus or the letter of transmittal, as the case may be.

Enclosed herewith are copies of the following documents:

1. the prospectus;

2. the letter of transmittal for your use and for the information of your clients, including a substitute Internal Revenue Service Form W-9 for collection of information relating to backup United States federal income tax withholding;

3. a notice of guaranteed delivery to be used to accept the exchange offer with respect to Old Notes in certificated form or Old Notes accepted for clearance through the facilities of The Depository Trust Company if (i) certificates for the Old Notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date or (ii) a book-entry transfer cannot be completed on a timely basis;

4. a form of letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the exchange offer; and

5. return envelopes addressed to The Bank of New York, the exchange agent for the exchange offer.

Notwithstanding anything to the contrary contained herein or in the Prospectus, any financial institution that is a participant in DTC must use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC must make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account at DTC in accordance with DTC’s ATOP procedures and causing DTC to transmit an agent’s message to the exchange agent.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                      , 2007, UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

The Issuer has not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of Old Notes pursuant to the exchange offer. You will be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering for your clients.

Additional copies of the enclosed materials may be obtained by contacting the exchange agent as provided in the enclosed letter of transmittal.

Very truly yours,

United Refining Company

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUER, ANY OF THE GUARANTORS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.